EXHIBIT 99.1

ConnectOne Bancorp, Inc. to Host 2017 Second Quarter Results Conference Call on July 27, 2017

ENGLEWOOD CLIFFS, N.J., July 17, 2017 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the second quarter ended June 30, 2017 before the market opens on Thursday, July 27, 2017.  Management will also host a conference call and audio webcast at 10:00 a.m. ET on July 27, 2017 to review the Company's financial performance and operating results.

The conference call dial-in number is 719-325-2353, access code 2896145. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "For Shareholders" link on the Company's website www.ConnectOneBank.com.

A replay of the conference call will be available beginning at approximately 1:00 PM on Thursday, July 27, 2017 and ending on Wednesday, August 2, 2017 by dialing 719-457-0820, access code 2896145.  An online archive of the webcast will be available following the completion of the conference call at www.ConnectOneBank.com.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Jake Ciorciari, MWWPR
646.376.7042; jciorciari@mww.com